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                                CONRAIL INC.
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                                                        December 3, 1996



David Lee
Pennsylvania State Employees'
 Retirement System
30 North Third Street
Harrisburg, Pennsylvania  17108-1147


Attached are answers to the questions you raised in regard to Norfolk Southern's proposed acquisition of Conrail. I hope these are useful to you in your board presentation.

If you need any additional information from us, please do not hesitate to call me at (757) 629-2861 or FAX (757) 629-2361.

                                     Sincerely,



                                    /s/ Deborah H. Noxon

cy:  W. J. Romig



PA SERS response to questions regarding an CR/NS merger

Q. What are the job impact implications of the Norfolk Southern proposal?

o The CSX and Conrail systems are duplicative (see enclosed rail maps) in many areas. This means redundancies, particularly in PA, MD, DE, and OH, and thus major job losses if CSX acquires Conrail. As the Conrail and Norfolk Southern rail systems complement each other, job losses will be less in the Norfolk Southern proposal.
o In the long term, Norfolk Southern expects the Norfolk Southern-Conrail combination to generate substantial new business and increased job security.

Q. What are the potential implications of your proposal on PA state tax revenue (vs. a stand-alone Conrail)?

   Due to Norfolk Southern's limited presence in the State of Pennsylvania, if Norfolk Southern successfully merges with Conrail we project tax revenues in the State of Pennsylvania to increase. Income taxes should remain at Conrail's current level with an increase in taxes corresponding to an expected increase in operating income after the merger. Property taxes in Pennsylvania also are expected to increase a minimum of 15%. In addition, we project an increase in franchise taxes in Pennsylvania.

Q. Are there any provisions in the Norfolk Southern plan which could enhance economic development at the Port of Philadelphia?

o A new high-tech multimodal terminal is planned for the old Philadelphia Navy Yard, which has been discussed with the Mayor of Philadelphia.
o RoadRailer(R) trains, via the NS and CR bimodal subsidiary Triple Crown Services Co., will provide truck competitive service to midwest and southern destinations.
o A Norfolk Southern-Conrail combination will provide the only doublestack container service from the Port of Philadelphia to and from the southeast.
o Norfolk Southern brings superior intermodal experience to the Port of Philadelphia. NS intermodal growth more than doubles the growth of the industry average while Conrail reaches the mean and CSX lags far behind(since 1988).

Q. Have job security issues been discussed under your plan?

o As discussed, since the Norfolk Southern and Conrail systems complement each other, job losses are expected to be less than in a CSX-Conrail combination.
o Federal law mandates application of standard labor protection in rail mergers. These conditions protect rail employees against merger related adverse effects.
o As the pension plans of both Conrail and Norfolk Southern are overfunded, retirement security is ensured, while the CSX pension fund has been on the Pension Benefit Guarantee Corporation's list of "Top Fifty Companies with the Largest Underfunded Pension Liability." Conrail employees should not want their retirement plan commingled with CSX.

Q. In the public media, CSX appears to be committed to the merged corporate headquarters in a Philadelphia location. Does your plan provide for a similar framework as your rival bidder?

o CSX's headquarters in Richmond, VA, employs under 200 people, and a Philadelphia headquarters under CSX ownership would require no more jobs and perhaps fewer. CSX has made no guarantees regarding the other Philadelphia-based Conrail jobs--they could go to Jacksonville, FL, where CSX's operations are centralized.
o In a letter to Conrail's board of directors (October 23, 1996), Norfolk Southern Chairman, President and CEO David R. Goode indicated that Norfolk Southern would be willing to consider the location of a merged corporate headquarters in Philadelphia. A copy of the letter is attached.

Q. In addition to the valuation differences between the CSX and Norfolk Southern offers, what do you feel are the most compelling reasons for a Norfolk-Conrail vs. a CSX-Conrail combination?

o A Norfolk Southern-Conrail combination encourages a balanced competitive structure for Eastern railroad service with two rail systems of comparable size and scope. It acknowledges that large markets must be served by more than one railroad; that ownership of major trunk lines and effective terminal access are required for true competition; and that competition is weakened when less than fair value is paid for assets (see enclosed Principles of Balanced Rail Competition).
o A Norfolk Southern-Conrail combination will create a stronger, more competitive eastern transportation market and a far more balanced freight rail system than the proposed CSX-Conrail merger. A combined CSX-Conrail will control almost 70% of the total of CSX, Conrail and NS rail freight, resulting in extreme market dominance. A Norfolk Southern-Conrail combination will not dominate eastern freight.
o Important markets, including New York, Northern New Jersey, Boston, Pittsburgh, Philadelphia, Wilmington and Youngstown, will only have one Class I carrier service in a CSX-Conrail combination (an effectual monopoly). A Conrail-Norfolk Southern combination will preserve (and possibly enhance) two carrier service in these and many other areas, allowing shippers a choice for rail service.
o Conrail customers will obtain better access to the Southeast and improved single system coverage in the East. Also, Conrail customers will benefit from a combination with Norfolk Southern, widely acclaimed as the safest, most efficient and best managed railroad.
o In addition to competitive pricing resulting from volume efficiencies, Norfolk Southern-Conrail will provide a level of service that only a broad network can provide. We will be able to undertake more initiatives such as our recent vehicle distribution agreement with Ford. We will be able to improve intermodal service between the Northeast and Southeast, making our intermodal network more competitive with alternative truck services.